UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 3, 2006
Date of Report (Date of earliest event reported)

DIGITAL ECOSYSTEMS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-51152	98-0431245
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1313 East Maple Street, Suite 223
Bellingham, WA	98225
(Address of principal executive offices)	(Zip Code)

(360) 685-4200
Registrant's telephone number, including area code

#1500 - 701 West Georgia Street
Vancouver, British Columbia, Canada V7Y 1C6
(604) 681-7039
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 DEPARTURES OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective January 3, 2006, Allan D. Laird has been appointed a member of the Board of Directors of Digital Ecosystems Corp. (the “Company”). Mr. Laird has extensive international oil and gas industry experience and is an expert in unconventional gas reservoirs. He is presently providing engineering and business development services to Falcon Oil & Gas Ltd. of Colorado, an oil and gas resource company listed on the TSX Venture Exchange. Prior to that, Mr. Laird was Executive Vice President of Ledge Resources, a private oil and gas company in Alberta. He also contributed significantly to the efforts by Ultra Petroleum on the Basin Centered Gas Accumulation (BCGA) project in the Green River Basin of Wyoming. Mr. Laird is the former President and Director of Gemini Energy Corp. and was also the President and a Director of Rapid Technology Corp. He graduated from Queen’s University with a B.Sc. in Mining Engineering in 1980 and is a Registered Professional Engineer in the Province of Alberta.

The foregoing summary is qualified in its entirety by reference to the January 10, 2006 press release announcing the Company’s appointment of Mr. Laird filed as Exhibit 99.1 to this Current Report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

	99.1	Press Release dated January 10, 2006 announcing the appointment of Allan D. Laird.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ECOSYSTEMS CORP.

Date: January 10, 2006
	By:	/s/ Gregory Leigh Lyons
GREGORY LEIGH LYONS
President, Chief Executive Officer,
and Director